Net 1 U.E.P.S. Technologies, Inc.

Net1 to Acquire KSNet in Republic of Korea

September 17, 2010

NET1

Forward-Looking Statements

NET1

This presentation contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical fact, included in this presentation regarding strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The Company may not actually achieve the plans, intentions or expectations disclosed in its forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that the Company makes. Factors that might cause such differences include, but are not limited to: the risk that the Company's business and the KSNet business will not be integrated successfully; the possibility that the expected synergies from the proposed acquisition will not be realized, or will not be realized within the expected time period; disruption from the proposed acquisition making it more difficult to maintain business and operational relationships; the risk that the proposed acquisition does not close, including, but not limited to, due to the failure to satisfy the closing conditions; currency fluctuations between the KRW and the functional or reporting currency of the Company before the closing date; and other factors, many of which are beyond the Company's control; and other important factors included in the Company's reports filed with the Securities and Exchange Commission, particularly in the "Risk Factors" section of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2010, as such Risk Factors may be updated from time to time in subsequent reports. The Company does not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Transaction Overview

NET1

Key Transaction Details:

- Purchase price of KRW 270 billion (~USD 233 million) for a 98.7% equity interest
- Implied acquisition multiples in-line or below recent international payment processing transactions
- Share purchase agreement signed, conditional only on regulatory approvals and other standard conditions
- Expected closing in 2Q of fiscal 2011
- Funded by cash reserves and new debt facilities
- Immediately accretive to Fundamental Earnings

Management and Integration:

- Highly successful management team and staff, which Net1 intends to retain
- Close oversight from Net1 management to ease integration and stimulate synergies
- Medium term intention to appoint a dedicated senior manager to fill this role

KSNet at a Glance

NET1

Business Overview

- 2nd largest processor in Korea
- Only payment processor in Korea to combine card VAN, banking VAN and payment gateway
- Card VAN represents >90% of revenues

Sales Model

- Direct sales force focuses on large merchants
- Over 260 agents focused on SME market
- Processed 1.4 billion transactions in 2009 across approximately 200,000 merchants

Financial Highlights

LTM to June 30, 2010:

- Revenue: KRW 101 billion (+23%)
- EBITDA Margin: High 20% range
- EBITDA Growth: 28%

Strategic Rationale

NET1

1 **Strong Strategic Fit**
- Expected to be earnings and cash flow accretive
- Business model Net1 understands and has experience leveraging
- Established track record of management to drive profitable growth

2 **Revenue Synergy Opportunities**
- Value-added services (EasyPay)
- Mobile virtual card technology
- Base for further expansion in the region

3 **Geographic, Product and Customer Diversification**
- KSNet to generate ~30% of pro forma revenue (FY2010)
- Expands contribution of international businesses

4 **Complementary and Skilled Management**
- Strong management team with track record of outperforming the market
- Similar focus on strong customer relationships, innovation, and penetrating new high growth markets

5 **Attractive Business on a Standalone Basis**
- Solid revenue and earnings growth
- Strong and improving market position
- Attractive fundamentals

Track Record of Growth

NET1

Total Number of Credit Card Transactions in Korea (mm)



17% CAGR
2 313
2 756
3 065
3 677
4 361
2005
2006
2007
2008
2009

Source: National Statistics Office

KSNet Total Number of Card VAN Transactions (mm)



24% CAGR
914
1 080
1 407
2007
2008
2009

Source: KSNet

Korean Market Fundamentals

NET1

High Growth Rates

- Number of card transactions +23% CAGR 2007-2009
- Highly competitive credit card issuance market
- Innovative personal income tax incentives which encourages use of payments cards
- KSNet benefits from all card transactions, including debit and credit
- Card penetration still low by international comparison

Barriers to Entry

- Relatively high market concentration (top-4 control approximately 60% of market share)
- High switching costs for large merchants
- Sales network and merchant base difficult to replicate

Macro Statistics

- 50 million population
- GDP per capita ~$17,000
- High technological sophistication and acceptance for innovation such as value-added services, mobile, etc.



Contact:
Dhruv Chopra
VP Investor Relations
Phone: +1-212-626-6675
Email: dchopra@net1.com